                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated January 31, 2003, included in U. S. Microbics, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 2002, and to all references to our firm included in this Registration Statement.





                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                        Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
September 19, 2003